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                                    90261449

                                                  Filed in the Department of
                                                  State on MAY 14, 1990
                                                  Secretary of the Commonwealth

4220F
ARTICLES OF AMENDMENT
DOMESTIC BUSINESS CORPORATION


                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU


         In compliance with the requirement of Section 1911(a)(1) of the Business Corporation Law, act of December 21, 1988, (P.L. 1444 No. 177), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.       The name of the corporation is:

         D.S. & W., Inc.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

         512 Foreland Street
         Pittsburgh, PA 15213

3.       This statute by or under which it was incorporated is:

         Business Corporation Law of the Commonwealth of Pennsylvania, as approved May 5, 1933, P.L. 364, as amended.

4.       The date of its incorporation is:

         2/6/88

5. The amendment was adopted by a consent in writing setting forth the action so taken signed by all the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.       At the time of the action of shareholders:

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         (a)      The total number of shares outstanding was:  100

         (b)      The total s hares entitled to vote was:  100

7.       In the action taken by the shareholders:

         (a)      The number of shares voted in favor of the amendment was:  100

8. The amendment adopted by the shareholders, set forth in full, is as follows:

         RESOLVED, that Paragraph 1 of the Articles of Incorporation of D. S. & W., Inc. are hereby amende to read as follows: "The name of the Corporation is Melody Tent and Amphitheater, Inc." The new location of the registered office is 4423 Bigelow Boulevard, Pittsburgh, PA 15213.


ATTEST:                                                       D. S. & W., INC.


/s/ Richard A. Engler             4-1-90         By:/s/ Patrick J. DiCesare
Richard A. Engler                                Patrick J. DiCesare, President
Secretary

(Corporate Seal)